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                                                                     Exhibit 4.4






                         TYCO INTERNATIONAL GROUP S.A.

                             TYCO INTERNATIONAL LTD.

                          SUPPLEMENTAL INDENTURE NO. 17

                                  $500,000,000

                          Floating Rate Notes due 2003



         THIS SUPPLEMENTAL INDENTURE NO. 17, dated as of July 30, 2001, among TYCO INTERNATIONAL GROUP S.A., a Luxembourg company (the "COMPANY"), TYCO INTERNATIONAL LTD., a Bermuda company ("TYCO"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "TRUSTEE").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and Tyco have heretofore executed and delivered to the Trustee an Indenture, dated as of June 9, 1998 (the "INDENTURE"), providing for the issuance from time to time of one or more series of the Company's Securities;

         WHEREAS, Article Seven of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture; and

         WHEREAS, Section 7.1(e) of the Indenture provides that the Company, Tyco and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 2.4 of the Indenture;

         NOW, THEREFORE, in consideration of the premises and the issuance of the series of Securities provided for herein, the Company, Tyco and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

                                    ARTICLE 1

                       RELATION TO INDENTURE; DEFINITIONS

         SECTION 1.1. INTEGRAL PART. This Supplemental Indenture No. 17 constitutes an integral part of the Indenture.



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         SECTION 1.2. GENERAL DEFINITIONS. For all purposes of this Supplemental
Indenture No. 17:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 17;

         (c) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 17; and

         (d) in the event of a conflict between any definition set forth in the Indenture and any definition set forth in this Supplemental Indenture No. 17, the definition set forth in this Supplemental Indenture No. 17 shall control.

         SECTION 1.3. DEFINITIONS. The following definitions shall apply to this Supplemental Indenture No. 17:

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

         "CALCULATION AGENT" means The Bank of New York as Calculation Agent or its successor in this capacity pursuant to the Calculation Agency Agreement dated as of July 30, 2001 between the Company and The Bank of New York.

         "NOTES" means the Floating Rate Notes due 2003 of the Company to which this Supplemental Indenture No. 17 relates.

                                    ARTICLE 2

                               THE SERIES OF NOTES

         SECTION 2.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated as the "Floating Rate Notes due 2003" (the "NOTES").

         SECTION 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF NOTES. The aggregate principal amount of the Notes shall not initially exceed $500,000,000 (unless the issue of such series of Notes is "reopened" pursuant to Section 7.1(h) of the Indenture (as set forth herein) by issuing additional Notes of such series, in an amount or amounts and registered in the names of such Persons as shall be set forth in any written order of the Issuer for the authentication and delivery of Notes pursuant to Section 2.5 of the Indenture). Each Note shall be dated the date of its authentication.

         SECTION 2.3. PRINCIPAL PAYMENT DATE. Subject to the provisions of
Section 2.6 hereof and Articles Four and Twelve of the Indenture, the principal of the Notes shall be due and payable in a single installment on July 30, 2003.



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         SECTION 2.4. INTEREST AND INTEREST RATE. Interest on the Notes shall be payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year beginning on October 30, 2001 (each, an "INTEREST PAYMENT DATE"); PROVIDED, HOWEVER, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, and no additional interest shall be paid in respect of such intervening period.

         The interest payable on each Interest Payment Date shall be the amount of interest accrued from July 30, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until the principal amount of the Notes has been paid or duly provided for.

         The interest payable on any Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on January 15, April 15, July 15 or October 15 (in each case, whether or not a Business Day), respectively, immediately preceding such Interest Payment Date (each, a "REGULAR RECORD DATE"). Interest payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name such Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest shall instead be paid to the Person in whose name such
Note is registered at the close of business on the record date established for such payment by notice by or on behalf of the Company to the Holders of the Notes mailed by first-class mail not less than 15 days prior to such record date to their last addresses as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest.

         The rate of interest on the Notes shall be determined in accordance with the following provisions:

         (a) At approximately 11:00 a.m. (London time) on the second day on which commercial banks are open for business, including dealings in deposits in U.S. dollars in London (or, for purposes of paragraph (c) below, New York), prior to the commencement of the Interest Period (as defined below) for which such rate will apply (each such day an "INTEREST DETERMINATION DATE") the Calculation Agent will calculate the rate of interest (the "RATE OF INTEREST") for such Interest Period at, subject to the provisions described below, the rate per annum equal to 0.45% above the rate appearing on the Bridge's Telerate Page 3750 (or such other page as may replace that page on the Bridge's Telerate Service or, if such service is not available, such other service as may be selected by the Calculation Agent as the information vendor for the purpose of displaying the official British Bankers Association LIBOR Fixing) for three-month U.S. dollar deposits in the London inter-bank market on such Interest Determination Date. The period beginning on, and including, July 30, 2001, and ending on, but excluding, the first Interest Payment Date and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "INTEREST PERIOD." All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from such calculation on the Notes shall be rounded to the nearest cent, with one-half cent being rounded upward.



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         (b) If on any Interest Determination Date an appropriate rate cannot be determined from the Bridge's Telerate Service or such other service as specified in (a) above, the Rate of Interest for the next Interest Period shall, subject to the provisions described below, be the rate per annum that the Calculation Agent certifies to be 0.45% per annum above the arithmetic mean of the offered quotations, as communicated to and at the request of the Calculation Agent by not less than two major banks in London, after requesting such quotations from not less than four major banks in London, selected by the Calculation Agent (the "Reference Banks," which term shall include any successors nominated by the Calculation Agent), to leading banks in London by the principal London offices of the Reference Banks for three-month U.S. dollar deposits, in amounts of not less than $1,000,000, in the London inter-bank market as at 11:00 a.m. (London time) on such Interest Determination Date.

         (c) If on any Interest Determination Date fewer than two of such offered rates are available, the Rate of Interest for the next Interest Period shall be the Reserve Interest Rate. The "Reserve Interest Rate" refers to the rate per annum which the Calculation Agent determines to be 0.45% per annum above either:

             (i) The arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting, on the relevant Interest Determination Date, for three-month deposits in amounts of not less than $1,000,000 to the Reference Banks or those of them (being at least two in number) to which such quotations are or were, in the opinion of the Calculation Agent, being so made; or

             (ii) In the event that the Calculation Agent can determine no such arithmetic mean, the arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting on such Interest Determination Date to leading European banks for a period of three months in amounts of not less than $1,000,000;

PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest in effect for the last preceding Interest Period to which (a) or (b) above shall have applied.

         (d) The Calculation Agent shall, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the "INTEREST AMOUNT"). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure upwards to the nearest cent. The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall (in the absence of willful misconduct, bad faith or gross negligence) be final and binding on all parties. Notwithstanding anything herein to the contrary, the rate of interest on the Notes shall in no event be higher than


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the maximum rate permitted by New York law, as the same may be modified by
United States law of general application.

         The Company shall provide that, so long as any of the Notes remain outstanding, there shall at all times be a Calculation Agent for the purpose of the Notes. In the event of the Calculation Agent being unable or unwilling to continue to act as the Calculation Agent or in the case of the Calculation Agent failing duly to establish the Rate of Interest for any Interest Period, the Company shall appoint another leading bank engaged in the London inter-bank market to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid. If a successor has not been appointed 30 days after the Calculation Agent has given to the Company written notice of its desire to resign, the Calculation Agent may at the sole cost of the Company petition a court of competent jurisdiction to appoint a successor.

         All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Notes, whether by the Reference Banks (or any of them) or the Calculation Agent, shall (in the absence of willful misconduct, bad faith or gross negligence) be binding on the Company, the Calculation Agent and all of the Holders and no liability shall (in the absence of willful misconduct, bad faith or gross negligence) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

         SECTION 2.5. PLACE OF PAYMENT. The place of payment where the Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes are payable, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

         At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date.

         SECTION 2.6. REDEMPTION. Subject to Section 12.1 of the Indenture, the Notes shall not be redeemable by the Company prior to maturity.

         The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or upon the happening of any specified event or at the option of any Holder of the Notes.

         SECTION 2.7. ADDITIONAL AMOUNTS; CERTAIN TAX PROVISIONS. For purposes of the Notes, Sections 12.1 and 12.2 of the Indenture are amended in their entirety to read as follows:

         SECTION 12.1. REDEMPTION UPON CHANGES IN WITHHOLDING TAXES. The Notes may be redeemed, as a whole but not in part, at the option of the Company, upon not less than 30



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nor more than 60 days' notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined in Section 12.2), if any, if as a result of any amendment to, or change in, the laws or regulations of Luxembourg or Bermuda or any political subdivision or taxing authority thereof or therein having power to tax (a "TAXING AUTHORITY"), or any change in the application or official interpretation of such laws or regulations which amendment or change is announced or becomes effective after the date the Notes are issued, the Company or Tyco has become or will become obligated to pay Additional Amounts, on the next date on which any amount would be payable with respect to the Notes, and such obligation cannot be avoided by the use of reasonable measures available to the Company or Tyco, as the case may be, provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or Tyco, as the case may be, would be obligated to pay such Additional Amounts, and
(b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any notice of redemption described in this paragraph, the Company shall deliver to the Trustee
(i)(I) a certificate signed by two directors of the Company stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it or (II) a certificate signed by two executive officers of Tyco stating that the obligation to pay Additional Amounts cannot be avoided by Tyco taking reasonable measures available to it, as the case may be, and (ii) a written opinion of independent legal counsel to the Company or Tyco, as the case may be, of recognized standing to the effect that the Company or Tyco, as the case may be, has or will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Company or Tyco, as the case may be, cannot avoid the payment of such Additional Amounts by taking reasonable measures available to it.

         SECTION 12.2. PAYMENT OF ADDITIONAL AMOUNTS. All payments made by the Company, Tyco and any other Guarantor under or with respect to the Notes and the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Authority ("TAXES"), unless the Company, Tyco or such Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. In the event that the Company, Tyco or such Guarantor is required to so withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Notes or the Guarantees, as the case may be, the Company, Tyco or such Guarantor, as the case may be, will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Notes to the extent:

         (a) that any such Taxes would not have been so imposed but for the existence of any present or former connection between such Holder and the Taxing Authority imposing such Taxes (other than the mere receipt of such payment, acquisition, ownership or disposition of such Notes or the exercise or enforcement of rights under such Notes, the Guarantees or this Indenture);



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         (b) of any estate, inheritance, gift, sales, transfer, or personal property Taxes imposed with respect to such Notes, except as otherwise provided herein;

         (c) that any such Taxes would not have been so imposed but for the presentation of such Notes or Guarantees (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Notes or Guarantees been presented for payment on any date during such 30-day period; or

         (d) that such Holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption, if (x) the making of such declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Company, Tyco or such Guarantor shall apply this clause (d), the Company, Tyco or such Guarantor shall have notified all Holders of Notes in writing that they shall be required to provide such declaration or claim.

         The Company, Tyco or such Guarantor, as the case may be, will also (i) make such withholding or deduction of Taxes and (ii) remit the full amount of Taxes so deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws. The Company, Tyco or such Guarantor, as the case may be, will use its reasonable best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company, Tyco or such Guarantor, as the case may be, will, upon request, make available to the Holders of the Notes, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company, Tyco or such Guarantor or if, notwithstanding the Company's, Tyco's or such Guarantor's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments by the Company, Tyco or such Guarantor.

         At least 30 days prior to each date on which any payment under or with respect to the Notes or Guarantees is due and payable, if the Company, Tyco or such Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company, Tyco or such Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information as is necessary to enable such Trustee to pay such Additional Amounts to Holders of Notes on the payment date.

         In addition, the Company, Tyco or such Guarantor, as the case may be, will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg, Bermuda or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the Notes or the Guarantees.



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         The foregoing provisions shall survive any termination or the discharge of the Indenture and shall apply MUTATIS MUTANDIS to any jurisdiction in which any successor Person to the Company, Tyco or such Guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein; provided, however, the date on which such Person becomes a successor to the Company, Tyco or such Guarantor, as the case may be, shall be substituted for the date on which the series of Notes was issued.

         Whenever in the Indenture, the Notes or the Guarantees there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any Notes or Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         SECTION 2.8. DENOMINATION. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

         SECTION 2.9. CURRENCY. Principal and interest on the Notes shall be payable in United States dollars.

         SECTION 2.10. NOTES TO BE ISSUED IN GLOBAL FORM; EXCHANGE FOR CERTIFICATED NOTES. The Notes will be initially represented by one or more Notes in global form (the "GLOBAL NOTE"). The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Note. The Global Note will be deposited with the Trustee, as custodian for the Depositary. Unless and until it is exchanged in whole or in part for Notes in certificated form, the Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary for the Notes or a nominee of such successor Depositary. The Depositary may surrender the Global Note in exchange in whole or in part for Notes in certificated form on such terms as are acceptable to the Company and Depositary.

         The Company may at any time in its sole discretion determine that all or any portion of the Notes shall no longer be represented by a Note or Notes in global form. In such event the Company shall execute, and the Trustee, upon receipt of a written Company order (pursuant to Section 2.5 of the Indenture) for the authentication and delivery of certificated Notes of like tenor, shall authenticate and deliver Notes of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the applicable principal amount of the Global Note, in exchange for such Global Note (or the applicable portion thereof).

         SECTION 2.11. FORM OF NOTES. The Notes shall be substantially in the form attached as Exhibit A hereto.

         SECTION 2.12. DEFEASANCE AND COVENANT DEFEASANCE. The provisions of Article Nine of the Indenture shall apply to the Notes.



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         SECTION 2.13. ISSUANCE OF ADDITIONAL NOTES. For purposes of the Notes,
Section 7.1 of the Indenture is hereby amended by inserting therein a new
Section 7.1(h) to read as follows:

         "(h) to issue additional Securities of any series in the future pursuant to Section 2.5 of this Indenture; PROVIDED that such additional Securities have the same terms as, and be deemed part of the same series as, the applicable series of Securities issued hereunder."

         SECTION 2.14. DEFINITION OF PERMITTED SUBSIDIARY INDEBTEDNESS. Clause
(vi) of the definition of "Permitted Subsidiary Indebtedness" in Section 1.1 of the Indenture is amended by inserting after the phrase "Acquired Indebtedness that by its terms is not" the following phrase:

         ", at the time it becomes Acquired Indebtedness or within 180 days thereafter,".

         SECTION 2.15. DEFINITION OF RESTRICTED SUBSIDIARY. The definition of "Restricted Subsidiary" in Section 1.1 of the Indenture is amended in its entirety to read as follows:

         ""RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which owns or leases a Principal Property."

                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. ADOPTION, RATIFICATION AND CONFIRMATION. The Indenture, as supplemented and amended by this Supplemental Indenture No. 17, is in all respects hereby adopted, ratified and confirmed.

         SECTION 3.2. COUNTERPARTS. This Supplemental Indenture No. 17 may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE NO. 17, EACH NOTE AND EACH GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture No. 17 to be duly executed as of the day and year first written above.

                                      TYCO INTERNATIONAL GROUP S.A.

                                      By: _______________________________
                                             Name:  Michelangelo Stefani
                                             Title: Managing Director

                                      TYCO INTERNATIONAL LTD.

                                      By: _______________________________
                                             Name:  Mark H. Swartz
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                      THE BANK OF NEW YORK, as Trustee

                                      By: _______________________
                                             Name:
                                             Title:

                                                                       EXHIBIT A
                                                                       ---------


                          [FORM OF FACE OF GLOBAL NOTE]

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                          TYCO INTERNATIONAL GROUP S.A.

                           Floating Rate Note due 2003

No.

$                                                                 CUSIP:

         TYCO INTERNATIONAL GROUP S.A., a Luxembourg company (the "ISSUER"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $ on July 30, 2003 (the "STATED MATURITY"), at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay quarterly in arrears on January 30, April 30, July 30 and October 30 of each year (each, an "INTEREST PAYMENT DATE"; provided, however, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day but no additional interest shall be paid in respect of such intervening period), commencing October 30, 2001, the amount of interest on said principal sum at said office or agency, in like coin or currency, at a floating rate subject to adjustment on a quarterly basis and determined by reference to LIBOR for three-month U.S. dollar deposits, determined as described below and in the Indenture, plus 0.45% per annum, from July 30, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. For purposes of this Note, "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.



                                      A-1
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         The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on January 15, April 15, July 15 or October 15 (in each case, whether or not a Business
Day), as the case may be (each, a "REGULAR RECORD DATE"), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest shall instead be paid to the Person in whose name this Note is registered at the close of business on the record date established for such payment by notice by or on behalf of the Issuer to the Holders of the Notes mailed by first-class mail not less than 15 days prior to such record date to their last addresses as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest. At the option of the Issuer, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date of the Notes.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, TYCO INTERNATIONAL GROUP S.A. has caused this instrument to be signed by its duly authorized Managing Directors.

Dated:

                                        TYCO INTERNATIONAL GROUP S.A.


                                        By:_________________________________
                                             Name:
                                             Title:

                                        By:_________________________________
                                             Name:
                                             Title:


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


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

                                          THE BANK OF NEW YORK,
                                            as Trustee

                                          By:_________________________________
                                                Authorized Signatory

                                    GUARANTEE

                  For value received, TYCO INTERNATIONAL LTD. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Note the payment of principal of, and interest on, the Note upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the holder of such Note and the Trustee, all in accordance with and subject to the terms and limitations of such Note and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof. All references in this Guarantee to interest shall include any Additional Amounts.

Dated:

                                       TYCO INTERNATIONAL LTD.

                                       By:_________________________________
                                          Name:
                                          Title:

                          TYCO INTERNATIONAL GROUP S.A.

                           Floating Rate Note due 2003

         1. INDENTURE. (a) This Note is one of a duly authorized issue of notes of the Issuer (hereinafter called the "NOTES") of a series designated as the Floating Rate Notes due 2003 of the Issuer, initially limited in aggregate principal amount to $500,000,000, all issued or to be issued under and pursuant to an indenture, dated as of June 9, 1998, as amended and supplemented by Supplemental Indenture No. 17, dated as of July 30, 2001 (as so amended and supplemented, the "INDENTURE"), among the Issuer, Tyco International Ltd. ("TYCO") and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, Tyco, the Trustee and the Holders of the Notes.

         (b) Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the "SECURITIES") may be issued under the Indenture in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary from the Notes and each other, as in the Indenture provided.

         (c) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         2. RATE OF INTEREST. The rate of interest shall be determined in accordance with the following provisions:

         (a) At approximately 11:00 a.m. (London time) on the second day on which commercial banks are open for business, including dealings in deposits in U.S. dollars in London (or, for purposes of paragraph (c) below, New York), prior to the commencement of the Interest Period (as defined below) for which such rate will apply (each such day an "INTEREST DETERMINATION DATE") The Bank of New York, as the calculation agent, or its successors in this capacity (the "CALCULATION AGENT") will calculate the rate of interest (the "RATE OF INTEREST") for such Interest Period at, subject to the provisions described below, the rate per annum equal to 0.45% above the rate appearing on the Bridge's Telerate Page 3750 (or such other page as may replace that page on the Bridge's Telerate Service or, if such service is not available, such other service as may be selected by the Calculation Agent as the information vendor for the purpose of displaying the official British Bankers Association LIBOR Fixing) for three-month U.S. dollar deposits in the London inter-bank market on such Interest Determination Date. The period beginning on, and including, July 30, 2001, and ending on, but excluding, the first Interest Payment Date and each successive period beginning on, and including, an Interest Payment Date and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "INTEREST PERIOD." All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. All dollar amounts used in or resulting from such calculation on the Notes shall be rounded to the nearest cent, with one-half cent being rounded upward.

         (b) If on any Interest Determination Date an appropriate rate cannot be determined from the Bridge's Telerate Service or such other service as specified in (a) above, the Rate of Interest for the next Interest Period shall, subject to the provisions described below, be the rate per annum that the Calculation Agent certifies to be 0.45% per annum above the arithmetic mean of the offered quotations, as communicated to and at the request of the Calculation Agent by not less than two major banks in London, after requesting such quotations from not less than four major banks in London, selected by the Calculation Agent (the "Reference Banks," which term shall include any successors nominated by the Calculation Agent), to leading banks in London by the principal London offices of the Reference Banks for three-month U.S. dollar deposits, in amounts of not less than $1,000,000, in the London inter-bank market as at 11:00 a.m. (London time) on such Interest Determination Date.

         (c) If on any Interest Determination Date fewer than two of such offered rates are available, the Rate of Interest for the next Interest Period shall be the Reserve Interest Rate. The "Reserve Interest Rate" refers to the rate per annum which the Calculation Agent determines to be 0.45% per annum above either:

             (i) The arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting, on the relevant Interest Determination Date, for three-month deposits in amounts of not less than $1,000,000 to the Reference Banks or those of them (being at least two in number) to which such quotations are or were, in the opinion of the Calculation Agent, being so made; or

             (ii) In the event that the Calculation Agent can determine no such arithmetic mean, the arithmetic mean of the U.S. dollar offered rates which at least two New York City banks selected by the Calculation Agent are or were quoting on such Interest Determination Date to leading European banks for a period of three months in amounts of not less than $1,000,000;

PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest in effect for the last preceding Interest Period to which (a) or (b) above shall have applied.

         The Calculation Agent shall, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable in respect of the following Interest Period (the "INTEREST AMOUNT"). The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount of each Note outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure upwards to the nearest cent. The determination of the Rate of Interest and the Interest Amount by the Calculation Agent shall (in the absence of willful misconduct, bad faith or gross negligence) be final and binding on all parties. Notwithstanding anything herein to the contrary, the rate of interest on the Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         The Company shall provide that, so long as any of the Notes remain outstanding, there shall at all times be a Calculation Agent for the purpose of the Notes. In the event of the Calculation Agent being unable or unwilling to continue to act as the Calculation Agent or in the case of the Calculation Agent failing duly to establish the Rate of Interest for any Interest Period, the Company shall appoint another leading bank engaged in the London inter-bank market to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

         All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of interest on the Notes, whether by the Reference Banks (or any of them) or the Calculation Agent, shall (in the absence of willful misconduct, bad faith or gross negligence) be binding on the Company, the Calculation Agent and all of the Holders and no liability shall (in the absence of willful misconduct, bad faith or gross negligence) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

         3. AMENDMENTS AND WAIVERS. (a) The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 4.1 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 4.2 of the Indenture, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected.

         (b) It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         4. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, Tyco or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

         5. REDEMPTION. Subject to Section 12.1 of the Indenture, the Notes shall not be redeemable at the option of the Company prior to maturity.

         6. CERTAIN COVENANTS. The Indenture restricts the Issuer's ability to merge, consolidate or sell substantially all of its assets. In addition, the Issuer is obliged to abide by certain covenants, including covenants limiting the amount of liens it may incur, as well as its ability to enter into sale and leaseback transactions, a covenant limiting the ability of its subsidiaries to incur indebtedness, and a covenant requiring it to pay or discharge all taxes, all as more fully described in the Indenture. All of such covenants are subject to the covenant defeasance procedures outlined in the Indenture.

         7. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         8. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Issuer with certain conditions set forth therein.

         9. DENOMINATIONS; TRANSFER. (a) The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

         (b) Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. This Note may also be surrendered for exchange at the aforesaid office or agency for Notes in other authorized denominations in an equal aggregate principal amount. No service charge shall be made for any registration of transfer or any exchange of the Notes, except that the Issuer may require payment of any tax or other governmental charge imposed in connection therewith.

         (c) A certificate in global form representing all of a portion of the Notes may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Notes or a nominee of such successor Depositary.

         10. HOLDER AS OWNER. The Issuer, Tyco, the Trustee and any authorized agent of the Issuer, Tyco or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, Tyco or the Trustee or any authorized agent of the Issuer, Tyco or the Trustee shall be affected by any notice to the contrary.

         11. NO LIABILITY OF CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Issuer or Tyco in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, or any past, present or future shareholder, officer or director, as such, of the Issuer, Tyco or of any successor corporation of either of them, either directly or through the Issuer, Tyco or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         12. GUARANTEES. The payment and performance of all obligations of the Issuer under the Indenture and this Note are fully and unconditionally guaranteed to the holder of this Note by Tyco, as provided in the related Guarantee and the Indenture.

         13. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK GOVERN THE INDENTURE AND THIS NOTE (AND THE GUARANTEE ENDORSED HEREON).

         14. ADDITIONAL AMOUNTS. The Issuer and Tyco are obligated to pay Additional Amounts on this Note to the extent provided in Article Twelve of the Indenture.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:



PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE

------------------------------------------
------------------------------------------
------------------------------------------


PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

the within Note of Tyco International Group S.A. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Tyco International Group S.A., with full power of substitution in the premises.

Dated:



                                               ----------------------------
                                                        Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.